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                                                                   Exhibit 4.1



               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT
               -------------------------------------------------


     We have issued our report dated February 21, 1996 on the statement of condition and related portfolio of EVEREN Unit Investment Trusts Series 42 as of February 21, 1996 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Independent Certified Public Accountants".



                                       GRANT THORNTON LLP


Chicago, Illinois
February 21, 1996